VAALCO Energy Announces First Quarter Conference Call
Monday May 7, 12:25 pm ET

HOUSTON, May 7 /PRNewswire-FirstCall/ -- VAALCO Energy, Inc., (NYSE: EGY - News) announced today it will host an investor conference call on Thursday, May 10, 2007, at 10:00 a.m. Central time to review its financial results for the first quarter, discuss current operations and describe the outlook for the company. The Company will release its first quarter 2007 financial results after the close of the market on May 9, 2007.

On the day of the conference call, participants should dial 1-866-868-1109 (international callers dial 1-847-413-2404) ten minutes before the scheduled start of the call, and enter pass code 17822171. A replay will be available beginning one hour after the end of the conference call until June 9, 2007 by dialing 1-877-213-9653 (international callers dial 1-630-652-3041) and entering pass code 17822171.

VAALCO Energy, Inc. is a Houston-based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil. VAALCO's strategy is to increase reserves and production through the exploration of oil and natural gas properties with high emphasis on international opportunities. The company's properties and exploration acreage are located primarily in Gabon and Angola, West Africa.

Source: VAALCO Energy, Inc.